                                                      EXHIBIT F-1

(614) 223-1649

April 30, 1998

Securities and Exchange Commission
Division of Corporate Regulation
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  American Electric Power Company, Inc.
     AEP Generating Company
     Appalachian Power Company
     Columbus Southern Power Company
     Indiana Michigan Power Company
     Kentucky Power Company
     Kingsport Power Company
     Ohio Power Company
     Wheeling Power Company


Gentlemen:

I have acted as counsel for American Electric Power Company, Inc. ("American") and certain of its subsidiaries in the above-captioned matter, which involves the increase in amount of and extension of time for short-term financing program for American, AEP Generating Company ("Generating"), Appalachian Power Company ("Appalachian"), Columbus Southern Power Company ("Columbus"), Indiana Michigan Power Company ("Indiana"), Kentucky Power Company ("Kentucky"), Kingsport Power Company ("Kingsport"), Ohio Power Company ("Ohio") and Wheeling Power Company ("Wheeling") for the period through December 31, 2003. The proposed short-term financing program of American, Appalachian, Columbus, Indiana, Kentucky and Ohio involves the issuance, reissuance and sale of short-term debt, in the form of notes to banks and commercial paper to one or more dealers in commercial paper for resale, in aggregate amounts not to exceed $500,000,000; $325,000,000; $300,000,000; $300,000,000; $150,000,000; and
$400,000,000, respectively, outstanding at any one time, from time to time prior to January 1, 2004. The proposed short-term financing program of Generating, Kingsport, and Wheeling involves the issuance, reissuance and sale of short-term debt in the form of notes to banks in aggregate amounts not to exceed $100,000,000; $30,000,000; and $30,000,000, respectively, outstanding at any one time, from time to time prior to January
1, 2004.

In addition, American requests authority through December 31, 2003 to guarantee short-term indebtedness of its wholly-owned subsidiary American Electric Power Service Corporation ("AEPSC") up to $40,000,000 principal outstanding at any one time through the issuance and sale of notes to banks.

In connection with my review of the above-described and proposed transactions, I have examined, among other things, the Application or Declaration on Form U-1 as filed by American and its subsidiaries with your Commission under the Public Utility Holding Company Act of 1935; and the resolutions proposed to be adopted by the Boards of Directors of American, Generating, Appalachian, Columbus, Indiana, Kentucky, Kingsport, Ohio and Wheeling authorizing the proposed short-term financing program and the filing of all necessary applications for regulatory approvals in connection therewith.

In my opinion, if said Application or Declaration on Form U-1 as filed with your Commission is granted or permitted to become effective, if all necessary actions are taken by the Boards of Directors of American, Generating, Appalachian, Columbus, Indiana, Kentucky, Kingsport, Ohio and Wheeling, and if the proposed transactions are consummated in accordance with said Application or Declaration on Form U-1: (a) all state laws applicable to the proposed transactions will have been complied with; (b) American, Appalachian, Columbus, Indiana, Kentucky and Ohio, the proposed issuers of the notes to banks and the commercial paper, are validly organized and duly existing corporations and such notes to banks and such commercial paper will be valid and binding obligations of American, Appalachian, Columbus, Indiana, Kentucky and Ohio in accordance with their terms; (c) Generating, Kingsport and Wheeling, the proposed issuers of the notes to banks, are validly organized and duly existing corporations and such notes to banks will be valid and binding obligations of Generating, Kingsport and Wheeling in accordance with their terms; and (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by American, Appalachian, Generating, Columbus, Indiana, Kentucky, Kingsport, Ohio and Wheeling, or by any associate company of any of them.

I consent to the use of this opinion as part of the above-mentioned Application or Declaration on Form U-1.

Very truly yours,

/s/ Ann B. Graf

Ann B. Graf
Counsel for
American Electric Power Company, Inc.
AEP Generating Company
Appalachian Power Company
Columbus Southern Power Company
Indiana Michigan Power Company
Kentucky Power Company
Kingsport Power Company
Ohio Power Company
Wheeling Power Company